Exhibit 23.1

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form 10 of Exsular Financial Group, Inc. of our report dated October 21, 2020, relating to the financial statements of Exsular Financial Group, Inc., appearing in this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

Lakewood, CO
October 21, 2020